Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 29, 2022, with respect to the financial statements and financial highlights of RiverNorth Specialty Finance Corporation, incorporated herein by reference and to the reference to our firm under the headings “Financial Highlights” and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP
Chicago, Illinois
December 6, 2022